Exhibit 10 (e)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made this 10th day of May, 2005, by and between COMMERCE SQUARE PARTNERS-PHILADELPHIA PLAZA, L.P., a Delaware limited partnership (“Landlord”) and DELAWARE MANAGEMENT HOLDINGS, INC., a Delaware corporation (“Tenant”).

BACKGROUND

Pursuant to a certain lease dated December 20, 1999 (such lease, the “Original Lease”), Landlord leases to Tenant approximately 249,460 Rentable Square Feet (the “Original Premises”) located on a portion of the 1st floor and the entire 4th through 6th, 9th, 29th, 30th, 34th and 36th through 40th floors of One Commerce Square, 2005 Market Street, Philadelphia, PA 19103 (the “Building”).

Landlord and Tenant now desire to further amend the Original Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

1. Incorporation of Background; Undefined Terms. The Background provisions set forth above are hereby incorporated herein by reference. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Original Lease. The Original Lease as amended hereby is hereinafter referred to as the “Lease”.

2. Lease of 41st Floor. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, all those certain premises consisting of the entire 41st floor of the Building containing approximately 14,222 Rentable Square Feet, as described more particularly on the floor plan attached hereto and made a part hereof as Exhibit A (the “41st Floor”), on all of the terms and conditions of the Original Lease except as modified by this Amendment.

3. Commencement of Term and Payment of Rent for 41st Floor. Landlord shall deliver the 41st Floor to Tenant no later than September 1, 2005, in a vacant, broom clean condition, but otherwise in its existing condition and state of improvement. The Term of the Lease for the 41st Floor shall commence on September 1, 2005 and shall expire at the end of the Term on September 30, 2012

Tenant’s obligation to pay Rent for the 41st Floor shall commence on December 1, 2005 and as of such date Tenant’s Pro Rata Share shall be deemed to be 27 966% (263,682/942,866); provided, however, that if the 41st Floor is not delivered on September 1, 2005, then Tenant’s obligation to pay Rent for the 41st Floor shall be postponed by a period equal to the number of days between September 1, 2005 and the day that Landlord actually delivers the 41st Floor to Tenant in a vacant, broom-clean condition.

4. Tenant Improvement Allowance for 41st Floor. Landlord shall have no obligation to make any improvements or alterations to the 41st Floor However, subject to the Tenant Improvement Letter attached to the Original Lease as Exhibit D, Tenant shall be entitled to make Tenant Improvements to the 41st Floor.

In accordance with the Tenant Improvement Letter, commencing 30 days after Tenant takes possession of the 41st Floor, Landlord shall make available to Tenant up to $156,442.00 (the “TI Allowance”) to be used in accordance with Section 7.2 of the Original Lease on account of the costs of constructing and designing Tenant Improvements on the 41st Floor.

5. Modification of Article 29 (“Expansion Options”) of Original Lease. Article 29 of the Original Lease, entitled “Expansion Options,” is hereby modified as follows:

(a)	The chart in Section 29.1 is hereby deleted and replaced as follows:

OPTION NUMBER	FLOOR(S)	RENTABLE AREA (SQUARE FEET)	NOTICE DATE	AVAILABILITY DATE
1	________	________	________	EXPIRED
2	________	________	________	EXPIRED
3	2-10	13,000	October 1, 2006	October 1, 2007
4	8	29,376	October 2, 2006	October 1, 2007
4A	________	________	________	EXPIRED
5	________	________	________	EXPIRED
6	________	________	________	EXPIRED
7	31 or 35	14,633/14,633	November 1, 2007	November 1, 2008
8	7	33.572	November 1, 2007	November 1, 2008
9	31 or 35	14,633/14,633	September 1, 2010	September 1, 2011

(b)	Section 29.2(a) is hereby modified to delete the reference to option “1” in the third sentence thereof.

(c)	Section 29.2(c) is hereby deleted and replaced as follows:

“Except with respect to options 7 and 9 (31st or 35th floors), the Minimum Annual Rent for each Expansion Space shall be calculated by multiplying the Minimum Annual Rent per square foot of Rentable Area in effect for the original Premises on the Delivery Date by the Rentable Area of the Expansion Space”.

(d)	Section 29.2(d) is hereby modified to delete the reference to option “2”.

(e)	Section 29.2(f) is hereby modified to delete the reference to the “33rd” and “41st” floors.

(f)	Section 29.2(i) is hereby modified to delete the reference to option “1”.

(g)	Section 29.2(j) is hereby deleted.

(h)	Section 29.2(k) is hereby deleted.

(i)	Section 29.2(l) is hereby deleted and replaced in its entirety as follows:

“With respect to option 8, if the current tenant of the 7th floor, Hunt Manufacturing Co (“Hunt”), exercises its one-year renewal right (to extend its occupancy to October 31, 2009), the Notice Date and Availability Date shall be amended to November 1, 2008 and November 1, 2009, respectively. Landlord will attempt to persuade Hunt not to exercise such renewal option (and Landlord shall give Tenant prompt notice of Hunt’s exercise or waiver of such renewal right), but Landlord shall not (i) be obligated to pay any money to Hunt or incur any liability or obligation whatsoever to Hunt; and/or (ii) have any liability to Tenant if Landlord is unsuccessful in persuading Hunt not to renew.

The 7th Floor will be offered to Tenant for the balance of the Term in accordance with Section 30.1 of the Original Lease”

(j)	Section 29.2(m) is hereby amended to: (i) refer to options 7 and 9; (ii) replace the references therein to the “41st floor” with the “31st floor”; and (iii) provide that Tenant may lease either (but not both), of the 31st or the 35th Floor, depending on which of such floors Landlord can deliver on the applicable Availablity Date for options 7 and 9, respectively.

6. Brokers. Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any real estate broker or other intermediary other than Thomas Realty Partners, LP, Grubb & Ellis Company and Greenville Partners L.L.C. (collectively, “Brokers”) which would give rise to the payment of any fee or brokerage commission in connection with this Amendment. Landlord and Tenant shall each indemnify the other from and against any loss, liability or damage (including reasonable counsel fees and costs) with respect to any fee or brokerage commission (except to Brokers) arising out of any act or omission of the indemnifying party. Landlord agrees to pay brokerage commissions due in connection with this Amendment to Brokers in accordance with a separate commission agreement executed by Landlord and Brokers.

7. Modification of Article 30 (“Rights of First Offer/First Refusal”). The entire 28th Floor of the Building is hereby included in the definition of “First Offer Space” as defined in Section 30.l(a) of the Original Lease.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Entire Agreement. This is the entire agreement between the parties hereto regarding the matters described herein and there are no other terms, covenants, conditions, agreements or representations or warranties, oral or otherwise with respect thereto, of any kind whatsoever.

10. No Other Modifications: Ratification; Conflicts. Except as expressly amended hereby, the Original Lease remains unmodified and in full force and effect. In the event of a conflict between the terms of this Amendment and the Original Lease, the terms of this Amendment shall control.

11. Governing Law; Time of Essence. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania. Time, whenever mentioned in this Amendment, shall be of the essence.

12. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the day and year first above written.

LANDLORD:

COMMERCE SQUARE PARTNERS-PHILADLELPHIA PLAZA, L.P., a Delaware limited partnership

By:	/s/ James A. Thomas
James A. Thomas, Authorized Signatory

TENANT:

DELAWARE MANAGEMENT HOLDING, INC., a Delaware corporation

By:	/s/ Philip N. Russo
	Name:	Philip N. Russo
	Title:	CFO

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